EXHIBIT 99.1

First Niagara Delivers Record Quarter and Full Year Results

21% Operating EPS Growth in 2010

  Record earnings driven by expansion of top line revenue
  Strong organic loan growth across all businesses and markets
  Dividend increased again by 7%
  Franchise primed to continue superior growth

BUFFALO, N.Y., Jan. 27, 2011 (GLOBE NEWSWIRE) -- First Niagara Financial Group, Inc. (Nasdaq:FNFG) capped a very successful 2010 by delivering record results in the fourth quarter with operating (Non-GAAP) earnings of $49.7 million or $0.24 per diluted share. In addition, the Company increased its quarterly cash dividend by $.01 or 7% for the second consecutive quarter, to $0.16 per share.

"2010 was a year of remarkable accomplishment and transformation for First Niagara," President and Chief Executive Officer John R. Koelmel said. "We significantly enhanced our franchise – strategically, financially, and operationally – emerging as a regional force in the financial services industry. In executing our game plan of disciplined growth and expansion, we have added the framework for a valuable and competitive Northeast footprint. We ended the year on a high note with another record performance that further demonstrates the strength of what we've built both in our Upstate New York markets where we continue to increase market share and in our newer Pennsylvania markets where we are exceeding our original expectations for new business generation. Given that consistently strong performance combined with our very solid capital position, we are pleased to announce a dividend increase for the second consecutive quarter, which will further enhance shareholder returns."

Mr. Koelmel added, "As proud as we are of our achievements, our focus remains on the future. We are a growth company differentiated by our track record of strong performance, excellent positioning, and outstanding potential. We operate in markets that are among the most attractive in the country. We have made key investments in talent and infrastructure that provide us the operating platform to achieve our growth aspirations. While today's operating environment has a fair degree of uncertainty, we remain committed to high performance outcomes. Therefore, knowing that we can't rely solely on revenue growth in the near term, we are accelerating our plans to achieve greater productivity and efficiency by taking a hard look at our distribution system and other assets that are producing suboptimal returns. We also eagerly await the closing of the NewAlliance merger and bringing our winning business model to the customers and communities in their markets."

Fourth Quarter and Full Year Results

For the quarter ended December 31, 2010, operating (Non-GAAP) net earnings - that is, reported net income exclusive of non-operating items - were $49.7 million or $0.24 per diluted share. This compared to $46.9 million or $0.23 per diluted share in the linked quarter and $31.3 million or $0.17 per diluted share in the fourth quarter of 2009. Reported (GAAP) net income inclusive of non-operating items, primarily acquisition and integration expenses, totaled $45.9 million or $0.22 per diluted share compared to $45.6 million or $0.22 in the linked quarter and $28.9 million or $0.16 in the prior year.

For the full year 2010, the Company produced operating (Non-GAAP) income of $174.1 million or $0.87 per diluted share compared to $105.6 million or $0.72 per share in 2009. The 21% increase in operating earnings per share for the year occurred despite a 36% increase in weighted average shares outstanding, reflecting the immediately accretive benefit of recent acquisitions along with strong organic growth. Reported (GAAP) net income amounted to $140.4 million or $0.70 per diluted share in 2010 and $79.4 million or $0.46 per diluted share in 2009.

Annual Results

Operating Results (Non-GAAP)	2010	2009
Net interest income	$ 597.8	$ 364.4
Provision for credit losses	48.6	43.7
Noninterest income	186.6	123.5
Noninterest expense	472.7	280.5
Net income before non-operating items	174.1	105.6
Weighted average diluted shares outstanding	200.6	147.2
Earnings per diluted share	$ 0.87	$ 0.72

Reported Results (GAAP)
Net income before non-operating items	$ 174.1	$ 105.6
Non-operating items(a)	33.7	26.2
Net income	140.4	79.4
TARP expense(b)	--	12.0
Net income available to shareholders	140.4	67.3
Weighted average diluted shares outstanding	200.6	147.2
Earnings per diluted share	$ 0.70	$ 0.46

All amounts in millions except earnings per diluted share. The Non-GAAP/Operating Results table above summarizes the Company's operating results excluding certain non-operating items.

(a) 2010 – Q4: After-tax noninterest expense: Acquisition related expenses of $3.8 million.  Q3: After-tax noninterest expense: Acquisition related expenses of $1.3 million, Q2: After-tax noninterest expense: Acquisition related expenses of $18.8 million, $5.6 million charitable contribution related to the acquired markets in Eastern Pennsylvania and severance and related costs of $0.5 million. Q1: After-tax noninterest expense:  Acquisition related expenses of $3.7 million.

2009 - Q4: After-tax noninterest expense: Acquisition related expenses of $2.4 million. Q3: After-tax noninterest income: Gain on the sale of the merchant services' customer list of $1.5 million. After-tax noninterest expense: Acquisition related expenses of $14.9 million, and a $3.0 million charitable contribution related to the acquired markets in Western Pennsylvania.  Q2: After-tax noninterest expense: FDIC special assessment charge of $3.3 million based on each insured depository institution's assets less Tier 1 Capital. Also, acquisition related expenses of $1.4 million. Q1: After-tax noninterest expense: Settlement of service mark infringement matter of $1.8 million and acquisition related expenses of $1.0 million.

(b) 2009 - Q2: Accelerated discount accretion of $7.7 million resulting from the redemption of preferred stock purchased by the U.S. Treasury Department under the Troubled Asset Relief Program and $1.7 million of accrued dividends and preferred stock discount accretion through the redemption date. Q1: Accrued dividends and preferred stock discount accretion of $2.7 million.

Record performance driven by strong top line

The Company's performance continues to be driven by steady revenue growth and consistently increasing core business volumes.

in millions	Q4 2010	vs. Q3 2010 (annualized)
Revenues	$ 221.7	+ 21%
Commercial loans (avg.)	6,749	+ 18%
Core deposits (avg.)	9,812	+ 5%
Tax equivalent net interest margin	3.65%	+ 4 bp

Organic loan growth across all markets

The Company is generating robust loan growth in each of its major markets as it steadily attracts new customers and expands existing relationships. Business volumes rose throughout 2010. Response to the Company's comprehensive product offerings and service model has been very positive and is driving market share gains. In the newer Pennsylvania markets, customer retention and new business generation continue to exceed original expectations.

	Upstate New York		(acquired Sept 2009) Western Pennsylvania		(acquired Apr 2010) Eastern Pennsylvania
in millions	Dec 31 '10 vs. Dec 31'09		Dec 31 '10 vs. Dec 31'09		Dec 31 '10 vs. Jun 30 '10
C&I loan balances	$ 1,266	+25%	$ 747	+69%	$ 381	+7%

	Q4 '10	vs. Q4 '09	Q4 '10	vs. Q4 '09	Q4 '10	vs. Q2 '10
Total loan originations and line advances	$ 1,281	+64%	$ 738	+99%	$ 438	+34%

Shareholders benefiting from consistent financial performance and capital strength

At December 31, 2010 the Company's consolidated Total Risk Based capital and Tier 1 Common Risk Based capital ratios were 14.35% and 12.76%, respectively, well above current regulatory guidelines for well capitalized institutions. The Company also expects to be substantially above anticipated regulatory thresholds associated with recently released Basel III guidelines. As was the case in the prior quarter, the Company's consistent performance and capital strength affords it the opportunity to distribute excess capital to its shareholders. Accordingly, the Board of Directors has approved a 7% increase in the quarterly common dividend to $0.16 per share. The dividend is payable on February 22, 2011 to stockholders of record on February 8, 2011.

Chief Financial Officer Michael W. Harrington said, "The fourth quarter culminated another excellent year as the strength of our top line drove record performance. Our fundamentals have never been in better shape. Nothing symbolizes this better than the exceptional commercial loan growth we've consistently produced as we steadily gain traction from our increased capacity, deeper product set and active presence in the marketplace. This growth is being achieved without a relaxation of credit standards as demonstrated by our sound credit quality. We've also been able to successfully withstand the pressure on interest margins confronting our industry from the low rate environment through resourceful treasury management. Operating expense levels in the fourth quarter were well contained. The improvement in the related efficiency ratio stems directly from the positive operating leverage we continue to generate. We expect to drive this measure even lower by expediting our efforts to optimize overall resource utilization. With the multiple levers at our disposal, we are confident in our ability to continue producing strong results despite the uncertain macro environment. We enter the new year in excellent health, poised to exploit our position of strength."

Quarterly Results

Operating Results (Non-GAAP)	Q4 2010	Q3 2010	Q4 2009
Net interest income	$ 167.5	$ 161.3	$ 112.9
Provision for credit losses	13.5	11.0	11.0
Noninterest income	54.1	49.5	35.5
Noninterest expense	133.4	130.7	90.7
Net income before non-operating items	$ 49.7	$ 46.9	$ 31.3
Weighted average diluted shares outstanding	206.2	206.1	185.3
Earnings per diluted share	$ 0.24	$ 0.23	$ 0.17

Reported Results (GAAP)
Net income before non-operating items	$ 49.7	$ 46.9	$ 31.3
Non-operating items(a)	3.8	1.3	2.4
Net income	$ 45.9	$ 45.6	$ 28.9
Weighted average diluted shares outstanding	206.2	206.1	185.3
Earnings per diluted share	$ 0.22	$ 0.22	$ 0.16

All amounts in millions except earnings per diluted share. The Non-GAAP/Operating Results table above summarized the Company's operating results excluding certain non-operating items.

(a) 2010 – Q4: After-tax noninterest expense: Acquisition related expenses of $3.8 million. 2010 – Q3. After tax noninterest expense Acquisition related expenses of $1.3 million. 2009 - Q4: After-tax noninterest expense: Acquisition related expenses of $2.4 million.

Loans

The commercial loan portfolio continued to grow at an exceptional pace, rising at an annualized rate of 18% in the fourth quarter to $6.7 billion on average. The Company's concerted efforts to meet the needs of creditworthy businesses have consistently led to double-digit loan growth, far outpacing industry peers. Origination volumes have been robust across the Upstate New York and newer Pennsylvania markets and reached record monthly levels during the fourth quarter. The commercial pipeline remains strong. Similarly, the home equity portfolio maintained its vigorous growth rate as customers respond favorably to the Company's product offerings and promotional campaigns. Home equity balances grew by 12% annualized in the fourth quarter to $1.5 billion. Residential mortgage originations remained at healthy levels but portfolio balances continued to decline as the Company adheres to its practice of selling longer term fixed rate mortgages in the secondary market.

Credit Quality

The Company's credit picture remained solid and stable. Nonperforming loans at December 31, 2010 of $89.3 million equated to 0.85% of total loans as compared to 0.93% and 0.94% in the linked quarter and prior year end, respectively. Net chargeoffs of $12.7 million in the fourth quarter represented 0.49% of average loans on an annualized basis, comparable to the full year experience of 0.44% in 2010 and 0.50% in 2009. The provision for credit losses totaled $13.5 million in the fourth quarter, increasing the allowance for losses to $95.4 million at December 31, 2010. The allowance equaled 107% of nonperforming loans and, excluding loans acquired at fair value as of their acquisition dates, 1.21% of total loans.

Deposits

Core deposit levels continued their steady ascent with average balances rising to $9.8 billion in the fourth quarter. Strong deposit activity is being generated across the retail, commercial, and municipal sectors with some of the strongest growth in the fourth quarter in noninterest-bearing deposits. The volume of new account openings in the upstate New York and newer Pennsylvania markets remains strong. Higher cost CD balances continue to decline in line with the Company's focus on more profitable relationships. At December 31, 2010 core deposits increased to 75% of total deposits versus 70% a year ago. The loan-to-deposit ratio stood at 80% at year end.

Net Interest Income

Net interest income of $167.5 million in the fourth quarter continues the trend of quarterly growth. This is primarily attributable to ongoing strong loan growth and higher earning asset levels. The taxable equivalent net interest margin for the fourth quarter rose to 3.65%, consistent with the full year 2010 margin of 3.64% and 3.65% for 2009. The Company has been successful in countering the pressure on the margin due to the prolonged low rate environment by steadily reducing its cost of funds, achieving a higher yielding loan mix, and profitably reinvesting excess liquidity.

Noninterest Income

Noninterest income grew by 9% over the linked quarter to $54.1 million reflecting the Company's increased emphasis on fee based services and cross-selling to existing customers. Most of the growth in the fourth quarter was driven by higher loan and banking service fees arising from increased loan origination primarily mortgage banking and deposit activity. The Company has been adding more sophisticated product offerings to its commercial clients which are gaining traction across all markets.

Noninterest Expense

Operating (Non-GAAP) noninterest expense grew modestly in the fourth quarter to $133.4 million in line with higher revenue levels and increased capacity. The related efficiency ratio improved to 60% as compared to 62% in the previous quarter. The higher expense level was attributable to increases in various categories such as professional fees, FDIC premiums, and occupancy costs. This was partially offset by lower employee related costs. Reported (GAAP) noninterest expense for the current quarter totaled $139.3 million and included non-operating merger and integration costs.

First Niagara Financial Group, Inc., through its wholly owned subsidiary, First Niagara Bank, N.A., has $21 billion in assets, 257 branches and $13 billion in deposits. First Niagara Bank, N.A. is a multi-state community-oriented bank providing financial services to individuals, families and businesses.  Upon completion of its pending merger with NewAlliance Bancorp, Inc. -- subject to customary closing conditions including approvals from regulators -- First Niagara will have more than $29 billion in assets, $18 billion in deposits and 340 branches across Upstate New York, Pennsylvania, Connecticut and Massachusetts. For more information, visit www.fnfg.com.

Conference Call – A conference call will be held at 11 a.m. Eastern Time on Thursday, January 27, 2011 to discuss the Company's financial results and business strategy. Those wishing to participate in the call may dial toll-free 1-877-276-8648. A replay of the call will be available until February 10, 2011 by dialing 1-877-344-7529, Passcode 446447.

Non-GAAP Measures - The Company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the Company's results and to assess performance in relation to the Company's ongoing operations.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real estate and business loans and non-performing loans.

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (unaudited)
	2010				2009
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,

SELECTED FINANCIAL DATA
(Amounts in thousands)
Cash and cash equivalents	$ 213,820	315,608	332,705	186,832	236,268	823,243	169,072	165,908
Investment securities:
Available for sale	$ 7,289,455	7,341,505	7,131,393	4,876,925	4,421,678	3,652,261	3,339,871	1,800,933
Held to maturity	$ 1,025,724	1,125,184	1,038,866	1,038,566	1,093,552	1,085,258	398,049	--
FHLB and FRB common stock	$ 183,800	171,814	165,960	55,650	79,014	46,032	90,983	50,988
Loans held for sale	$ 37,977	50,092	76,574	35,168	32,270	22,830	34,110	3,573
Loans and leases:
Commercial:
Real estate	$ 4,373,717	4,283,422	4,237,612	3,133,582	3,061,582	2,973,964	2,656,650	2,593,752
Business	$ 2,619,148	2,270,679	2,164,529	1,745,738	1,689,594	1,634,530	1,166,210	1,144,547
Total commercial loans	$ 6,992,865	6,554,101	6,402,141	4,879,320	4,751,176	4,608,494	3,822,860	3,738,299
Residential real estate	$ 1,687,110	1,752,078	1,822,130	1,582,839	1,642,691	1,703,113	1,780,931	1,911,118
Home equity	$ 1,513,047	1,470,619	1,446,281	702,735	691,069	662,308	647,878	629,916
Other consumer	$ 265,528	270,578	267,349	182,790	186,341	189,271	129,738	134,689
Net deferred costs and discounts	$ 24,864	26,108	26,619	25,354	25,909	29,746	30,864	31,813
Total loans and leases	$ 10,483,414	10,073,484	9,964,520	7,373,038	7,297,186	7,192,932	6,412,271	6,445,835
Allowance for credit losses	$ 95,354	94,532	90,409	89,488	88,303	83,077	82,542	79,613
Loans and leases, net	$ 10,388,060	9,978,952	9,874,111	7,283,550	7,208,883	7,109,855	6,329,729	6,366,222
Bank owned life insurance	$ 230,718	228,723	226,653	133,629	132,414	131,094	129,790	128,460
Premises and equipment	$ 217,555	209,508	210,439	163,573	156,213	145,245	112,105	107,780
Goodwill and other intangibles	$1,114,144	1,099,446	1,099,155	931,347	935,384	938,687	781,047	782,808
Other assets	$ 382,600	350,708	362,503	262,838	289,157	182,999	192,415	181,305
Total assets	$ 21,083,853	20,871,540	20,518,359	14,968,078	14,584,833	14,137,504	11,577,171	9,587,977

Deposits:
Savings	$ 1,235,004	1,235,201	1,274,039	932,698	916,854	913,144	805,646	786,535
Interest-bearing checking	$ 1,705,537	1,783,788	1,729,043	1,057,349	1,063,065	1,062,681	522,977	503,863
Money market deposits	$ 4,919,014	4,941,989	4,851,504	3,825,794	3,535,736	3,457,837	2,375,493	2,216,321
Noninterest-bearing	$ 1,989,505	1,815,201	1,870,004	1,301,730	1,256,537	1,213,978	761,160	705,965
Certificates	$ 3,299,784	3,619,004	4,033,584	2,676,890	2,957,332	3,275,728	1,775,052	2,015,412
Total deposits	$ 13,148,844	13,395,183	13,758,174	9,794,461	9,729,524	9,923,368	6,240,328	6,228,096

Short-term borrowings	$ 1,788,566	1,634,481	1,691,820	1,034,236	1,674,761	750,437	2,450,501	666,836
Long-term borrowings	$ 3,104,908	2,708,639	1,974,737	1,447,392	627,519	764,711	742,336	780,049
Other liabilities	$ 276,465	326,676	320,163	285,367	179,368	315,384	225,427	170,605
Total liabilities	$ 18,318,783	18,064,979	17,744,894	12,561,456	12,211,172	11,753,900	9,658,592	7,845,586
Stockholders' equity	$ 2,765,070	2,806,561	2,773,465	2,406,622	2,373,661	2,383,604	1,918,579	1,742,391
Total liabilities and stockholders' equity	$ 21,083,853	20,871,540	20,518,359	14,968,078	14,584,833	14,137,504	11,577,171	9,587,977

Total interest-earning assets	$ 18,922,199	18,604,341	18,234,177	13,326,364	12,902,813	12,514,069	10,278,403	8,368,268
Total interest-bearing liabilities	$ 16,052,813	15,923,102	15,554,727	10,974,359	10,775,267	10,224,538	8,672,005	6,969,016
Net interest-earning assets	$ 2,869,386	2,681,239	2,679,450	2,352,005	2,127,546	2,289,531	1,606,398	1,399,252
Tangible equity (1)	$ 1,650,926	1,707,115	1,674,310	1,475,275	1,438,277	1,444,917	1,137,532	959,583
Unrealized gain on securities	$ 70,690	131,572	117,422	42,970	17,206	34,057	3,064	852
Total loans serviced for others	$ 1,554,083	1,397,674	1,293,436	875,814	823,889	770,290	678,885	615,491

Legacy loans(2)	$ 7,826,152	7,239,939	6,954,592	6,738,529	6,636,760	6,489,829	6,412,271	6,445,835
Acquired loans (3)	$ 2,772,158	2,953,752	3,134,100	675,434	703,474	748,250	--	--
Credit related discount on acquired loans (4)	$ (114,896)	(120,207)	(124,172)	(40,925)	(43,048)	(45,147)	--	--
Total loans	$ 10,483,414	10,073,484	9,964,520	7,373,038	7,297,186	7,192,932	6,412,271	6,445,835

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (unaudited) (Cont'd)
	2010				2009
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,

ASSET QUALITY DATA
(Amounts in thousands)
Nonperforming loans:
Commercial real estate	$ 44,065	49,271	47,648	44,149	37,687	33,037	32,648	33,708
Commercial business	$ 25,819	25,924	11,652	18,010	17,566	21,277	8,151	8,500
Residential real estate	$ 14,461	13,156	11,050	10,811	9,468	9,140	8,030	6,600
Home equity	$ 4,605	4,809	3,238	3,558	2,330	2,979	2,714	2,791
Other consumer	$ 373	1,020	750	1,392	1,510	373	754	319
Total nonperforming loans	$ 89,323	94,180	74,338	77,920	68,561	66,806	52,297	51,918
Real estate owned	$ 8,647	8,619	8,559	6,774	7,057	8,872	5,758	2,001
Total nonperforming assets	$ 97,970	102,799	82,897	84,694	75,618	75,678	58,055	53,919

Acquired loans 90 days past due still accruing(5)	$ 58,097	56,716	48,221	--	--	--	--	--
Accruing troubled debt restructurings (TDR)	$ 21,607	18,932	19,397	18,857	11,683	6,916	6,763	6,531

Net loan charge-offs (recoveries):
Commercial real estate	$ 4,765	3,078	8,849	4,275	2,056	2,213	858	4,552
Commercial business	$ 6,082	3,187	658	7,134	2,958	11,786	4,289	1,788
Residential real estate	$ 389	55	164	56	11	35	98	13
Home equity	$ 809	196	358	162	298	125	338	110
Other consumer	$ 634	361	50	318	451	306	388	467
Total net loan charge-offs	$ 12,679	6,877	10,079	11,945	5,774	14,465	5,971	6,930

ASSET QUALITY RATIOS

Net charge-offs to average loans (annualized)	0.49%	0.27%	0.41%	0.66%	0.32%	0.87%	0.37%	0.44%
Provision to average loans (annualized)	0.53%	0.43%	0.45%	0.73%	0.61%	0.90%	0.55%	0.55%
Total nonperforming loans to loans	0.85%	0.93%	0.74%	1.05%	0.94%	0.93%	0.81%	0.81%
Total nonperforming assets to assets	0.46%	0.49%	0.40%	0.57%	0.52%	0.54%	0.50%	0.56%
Allowance to loans	0.91%	0.93%	0.90%	1.21%	1.20%	1.15%	1.28%	1.23%
Allowance to nonperforming loans	106.8%	100.4%	121.6%	114.9%	128.8%	124.4%	157.8%	153.3%
Texas ratio (6)	8.94%	8.85%	7.43%	5.41%	4.95%	4.95%	4.76%	5.19%

CAPITAL

Consolidated:
Tier 1 risk based capital	13.54%	14.25%	14.27%	17.54%	17.41%	17.42%	16.10%	14.66%
Tier 1 common capital (7)	12.76%	13.42%	13.43%	17.39%	17.26%	17.26%	15.92%	11.74%
Total risk based capital	14.35%	15.09%	15.09%	18.65%	18.51%	18.46%	17.29%	15.88%
Leverage ratio (8)	8.14%	8.37%	8.75%	--	--	--	--	--
Tangible capital (8)	--	--	--	10.15%	10.34%	10.63%	10.41%	10.76%
Equity to assets	13.11%	13.45%	13.52%	16.08%	16.27%	16.86%	16.57%	18.17%
Tangible common equity to tangible assets (1)	8.27%	8.63%	8.62%	10.51%	10.54%	10.95%	10.54%	8.89%

First Niagara Bank, N.A.:
Tier 1 risk based capital	11.06%	11.88%	11.59%	13.08%	12.63%	10.92%	11.02%	11.53%
Total risk based capital	11.86%	12.72%	12.40%	14.20%	13.73%	11.96%	12.21%	12.77%
Leverage ratio (8)	6.64%	6.97%	7.10%	--	--	--	--	--
Tangible capital (8)	--	--	--	7.55%	7.48%	6.67%	7.13%	8.48%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (unaudited) (Cont'd)
	2010					2009
	Year-to-Date December 31,	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year Ended December 31,	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

SELECTED OPERATIONS DATA
(Amounts in thousands)
Interest income	$ 745,588	205,320	200,636	195,129	144,503	490,758	145,357	128,788	110,794	105,819
Interest expense	$ 147,834	37,772	39,357	40,371	30,334	126,358	32,454	29,866	30,849	33,189
Net interest income	$ 597,754	167,548	161,279	154,758	114,169	364,400	112,903	98,922	79,945	72,630
Provision for credit losses	$ 48,631	13,500	11,000	11,000	13,131	43,650	11,000	15,000	8,900	8,750
Net interest income after provision	$ 549,123	154,048	150,279	143,758	101,038	320,750	101,903	83,922	71,045	63,880

Noninterest income:
Banking services	$ 80,773	22,230	21,007	21,529	16,007	49,538	17,016	12,499	10,053	9,970
Insurance and benefits consulting	$ 51,634	13,130	13,573	12,768	12,163	48,958	11,074	12,172	13,164	12,548
Wealth management services	$ 19,838	4,940	5,939	5,711	3,248	8,555	2,655	1,848	1,834	2,218
Mortgage banking	$ 12,230	6,052	3,320	1,626	1,232	4,172	1,756	1,279	690	447
Other	$ 22,140	7,760	5,666	4,416	4,298	14,752	3,016	5,426	3,033	3,277
Total noninterest income	$ 186,615	54,112	49,505	46,050	36,948	125,975	35,517	33,224	28,774	28,460

Noninterest expense:
Salaries and benefits	$ 246,619	65,698	68,603	64,081	48,237	161,548	50,919	42,223	35,169	33,237
Occupancy and equipment	$ 54,964	16,053	15,582	13,422	9,907	29,113	9,126	7,620	5,901	6,466
Technology and communications	$ 45,698	12,878	12,769	11,403	8,649	24,770	8,271	6,095	5,351	5,053
Marketing and advertising	$ 18,388	3,383	5,782	7,691	1,532	10,281	2,618	2,550	2,581	2,532
Professional services	$ 18,528	7,538	4,426	4,054	2,510	6,131	2,141	1,481	1,300	1,209
Amortization of intangibles	$ 19,458	5,447	5,453	5,311	3,247	9,418	3,414	2,266	1,847	1,891
FDIC premiums	$ 18,923	5,871	4,630	4,959	3,463	16,668	4,335	3,854	6,980	1,499
Merger and acquisition integration expenses	$ 41,655	5,904	1,916	27,602	6,232	31,467	4,009	23,354	2,342	1,762
Other	$ 59,095	16,562	13,448	19,680	9,405	37,276	9,887	11,277	6,614	9,498
Total noninterest expense	$ 523,328	139,334	132,609	158,203	93,182	326,672	94,720	100,720	68,085	63,147

Income before income taxes	$ 212,410	68,826	67,175	31,605	44,804	120,053	42,700	16,426	31,734	29,193
Income taxes	$ 72,057	22,971	21,579	11,602	15,905	40,676	13,796	5,495	10,934	10,451
Net income	$ 140,353	45,855	45,596	20,003	28,899	79,377	28,904	10,931	20,800	18,742
Preferred stock dividend and accretion	$ --	--	--	--	--	12,046	--	--	9,378	2,668
Net income available to common stockholders	$ 140,353	45,855	45,596	20,003	28,899	67,331	28,904	10,931	11,422	16,074

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (unaudited) (Cont'd)
	2010					2009
	Year-to-Date December 31,	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year Ended December 31,	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

SELECTED AVERAGE BALANCES
(Amounts in thousands)
Interest-earning assets:
Securities, at amortized cost	$ 7,185,292	8,214,033	7,913,769	7,121,805	5,453,217	3,293,438	4,874,683	4,131,996	2,433,236	1,689,620
Loans and leases (9)
Commercial:
Real estate	$ 3,960,268	4,300,625	4,245,670	4,194,002	3,084,272	2,739,914	3,026,380	2,748,701	2,616,106	2,563,165
Business	$ 2,114,500	2,447,918	2,210,288	2,079,222	1,711,428	1,297,102	1,595,822	1,290,075	1,158,856	1,138,828
Total commercial loans	$ 6,074,768	6,748,543	6,455,958	6,273,224	4,795,700	4,037,016	4,622,202	4,038,776	3,774,962	3,701,993
Residential	$ 1,790,873	1,762,346	1,853,018	1,900,471	1,645,693	1,831,304	1,706,998	1,778,591	1,875,498	1,967,570
Home equity	$ 1,263,407	1,503,187	1,460,801	1,374,245	704,450	658,826	685,342	663,220	649,832	636,325
Other consumer	$ 247,222	269,090	270,416	260,953	187,272	154,971	189,387	149,321	136,394	144,349
Total loans	$ 9,376,270	10,283,166	10,040,193	9,808,893	7,333,115	6,682,117	7,203,929	6,629,908	6,436,686	6,450,237
Other interest-earning assets	$ 180,042	204,462	191,650	235,636	87,000	175,633	314,593	193,365	106,918	84,939

Total interest-earning assets	$ 16,741,604	18,701,661	18,145,612	17,166,334	12,873,332	10,151,188	12,393,205	10,955,269	8,976,840	8,224,796
Goodwill and other intangibles	$ 1,063,794	1,107,958	1,101,044	1,110,565	933,279	828,554	936,590	810,946	781,718	783,473
Other noninterest-earning assets	$ 1,056,896	1,199,525	1,212,134	1,071,189	737,960	555,165	712,334	577,633	498,610	428,718
Total assets	$ 18,862,294	21,009,144	20,458,790	19,348,088	14,544,571	11,534,907	14,042,129	12,343,848	10,257,168	9,436,987

Interest-bearing liabilities:
Savings accounts	$ 1,164,416	1,232,897	1,260,792	1,242,052	917,397	829,246	905,899	837,852	797,431	774,262
Checking	$ 1,541,259	1,710,655	1,734,463	1,675,705	1,034,659	680,606	1,042,842	676,786	510,064	486,663
Money market deposits	$ 4,576,958	4,994,303	4,881,109	4,725,441	3,689,294	2,696,157	3,576,893	2,783,435	2,323,823	2,083,102
Certificates of deposit	$ 3,526,389	3,441,656	3,822,620	4,007,431	2,823,804	2,290,845	3,112,978	2,113,778	1,914,353	2,012,120
Borrowed funds	$ 3,430,215	4,631,406	3,833,711	2,991,598	2,233,362	1,961,173	1,580,016	2,900,715	1,845,462	1,507,374
Total interest-bearing liabilities	$ 14,239,237	16,010,917	15,532,695	14,642,227	10,698,516	8,458,027	10,218,628	9,312,566	7,391,133	6,863,521
Noninterest-bearing deposits	$ 1,667,760	1,873,709	1,814,399	1,728,853	1,245,565	897,684	1,237,425	914,407	743,102	689,596
Other noninterest-bearing liabilities	$ 271,918	306,253	303,199	277,838	198,858	168,221	190,399	177,057	157,130	147,734
Total liabilities	$ 16,178,915	18,190,879	17,650,293	16,648,918	12,142,939	9,523,932	11,646,452	10,404,030	8,291,365	7,700,851

Stockholders' equity	$ 2,683,379	2,818,265	2,808,497	2,699,170	2,401,632	2,010,975	2,395,677	1,939,818	1,965,803	1,736,136

Total liabilities and stockholders' equity	$ 18,862,294	21,009,144	20,458,790	19,348,088	14,544,571	11,534,907	14,042,129	12,343,848	10,257,168	9,436,987

Net interest-earning assets	$ 2,502,367	2,690,744	2,612,917	2,524,107	2,174,816	1,693,161	2,174,577	1,642,703	1,585,707	1,361,275
Total core deposits	$ 8,950,393	9,811,564	9,690,763	9,372,051	6,886,915	5,103,693	6,763,059	5,212,480	4,374,420	4,033,623
Total deposits	$ 12,476,782	13,253,220	13,513,383	13,379,482	9,710,719	7,394,538	9,876,037	7,326,258	6,288,773	6,045,743
Tangible equity (1)	$ 1,619,585	1,710,307	1,707,453	1,588,605	1,468,353	1,182,421	1,459,087	1,128,872	1,184,085	952,663

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (unaudited) (Cont'd)
	2010					2009
	Year-to-Date December 31,	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year Ended December 31,	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

STOCK AND RELATED PER SHARE DATA
(Shares in thousands)
Earnings per share:
Basic	$ 0.70	0.22	0.22	0.10	0.16	0.46	0.16	0.07	0.08	0.14
Diluted	$ 0.70	0.22	0.22	0.10	0.16	0.46	0.16	0.07	0.08	0.14
Cash dividends	$ 0.57	0.15	0.14	0.14	0.14	0.56	0.14	0.14	0.14	0.14
Dividend payout ratio	81.43%	68.18%	63.64%	140.00%	87.50%	121.74%	87.50%	200.00%	175.00%	100.00%
Dividend yield (annualized)	4.08%	4.26%	4.77%	4.48%	3.99%	4.03%	3.99%	4.50%	4.92%	5.21%
Market price (Nasdaq:FNFG):
High	$ 14.88	14.40	13.79	14.88	14.86	16.32	14.47	14.06	14.23	16.32
Low	$ 11.23	11.51	11.23	12.25	13.00	9.48	12.40	10.73	10.53	9.48
Close	$ 13.98	13.98	11.65	12.53	14.23	13.91	13.91	12.33	11.42	10.89
Book value per share (10)		$13.42	13.63	13.48	12.98		12.84	12.90	13.11	15.12
Tangible book value per share (1)(10)		$8.01	8.29	8.14	7.96		7.78	7.82	7.77	8.33
Weighted average common shares outstanding (10):
Basic	200,274	205,901	205,821	203,962	185,121	146,833	184,849	146,834	139,827	115,055
Diluted	200,596	206,229	206,058	204,402	185,585	147,205	185,343	147,184	140,165	115,433
Common shares outstanding		209,112	209,059	209,040	188,719		188,215	188,151	149,763	118,687
Treasury shares		5,994	6,047	6,066	6,092		6,596	6,659	6,706	6,732

SELECTED RATIOS
(Annualized where appropriate)
Return on average assets	0.74%	0.87%	0.88%	0.41%	0.81%	0.69%	0.82%	0.35%	0.81%	0.81%
Common equity:
Return on average equity	5.23%	6.46%	6.44%	2.97%	4.88%	3.47%	4.79%	2.24%	2.47%	4.18%
Return on average tangible equity (1)	8.67%	10.64%	10.59%	5.05%	7.98%	6.06%	7.86%	3.84%	4.26%	8.40%
Total equity:
Return on average equity	5.23%	6.46%	6.44%	2.97%	4.88%	3.95%	4.79%	2.24%	4.24%	4.38%
Return on average tangible equity (1)	8.67%	10.64%	10.59%	5.05%	7.98%	6.71%	7.86%	3.84%	7.05%	7.98%
Noninterest income as a percentage of net revenue	23.8%	24.4%	23.5%	22.9%	24.4%	25.7%	23.9%	25.1%	26.5%	28.2%
Efficiency ratio - Consolidated	66.7%	62.9%	62.9%	78.8%	61.7%	66.6%	63.8%	76.2%	62.6%	62.5%
- Banking segment (11)	65.0%	60.5%	61.1%	70.3%	59.5%	64.0%	60.9%	74.9%	59.6%	59.0%
Net loan charge-offs	41,580	12,679	6,877	10,079	11,946	33,140	5,774	14,465	5,971	6,930
Net charge-offs to average loans	0.44%	0.49%	0.27%	0.41%	0.66%	0.50%	0.32%	0.87%	0.37%	0.44%
Provision to average loans	0.52%	0.53%	0.43%	0.45%	0.73%	0.65%	0.61%	0.90%	0.55%	0.55%
Personnel FTE		3,791	3,725	3,748	2,966		2,816	2,672	2,034	1,958
Number of branches		257	255	255	172		171	170	113	113

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (unaudited) (Cont'd)
	2010					2009
	Year-to-Date December 31,	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year Ended December 31,	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

SELECTED AVERAGE YIELDS/RATES
(Tax equivalent basis)
Interest-earning assets:
Securities, at amortized cost	3.51%	3.45%	3.50%	3.54%	3.56%	4.00%	4.00%	3.80%	3.99%	4.59%
Loans and leases
Commercial:
Real estate	5.75%	5.69%	5.70%	5.91%	5.71%	5.77%	5.70%	5.85%	5.78%	5.77%
Business	4.88%	4.86%	4.83%	5.21%	4.57%	4.73%	4.74%	4.56%	4.85%	4.78%
Total commercial loans	5.45%	5.39%	5.40%	5.68%	5.30%	5.44%	5.37%	5.44%	5.50%	5.47%
Residential	5.09%	4.93%	5.04%	5.18%	5.24%	5.28%	5.23%	5.29%	5.24%	5.37%
Home equity	4.66%	4.56%	4.50%	4.82%	4.89%	5.01%	4.95%	4.97%	5.01%	5.14%
Other consumer	7.40%	7.27%	7.56%	6.62%	8.48%	7.93%	8.33%	8.10%	7.57%	7.58%
Total loans	5.32%	5.24%	5.26%	5.48%	5.33%	5.41%	5.37%	5.41%	5.42%	5.45%
Other interest-earning assets	2.99%	4.73%	3.10%	1.23%	3.36%	1.77%	1.13%	1.77%	3.14%	2.47%

Total interest-earning assets	4.52%	4.45%	4.47%	4.62%	4.57%	4.89%	4.72%	4.74%	5.00%	5.24%

Interest-bearing liabilities:
Savings accounts	0.14%	0.11%	0.12%	0.17%	0.14%	0.23%	0.21%	0.24%	0.24%	0.24%
Interest-bearing checking	0.19%	0.16%	0.20%	0.25%	0.13%	0.15%	0.14%	0.14%	0.15%	0.16%
Money market deposits	0.60%	0.48%	0.59%	0.68%	0.69%	1.03%	0.82%	0.93%	1.18%	1.36%
Certificates of deposit	1.10%	1.12%	1.11%	1.10%	1.07%	1.87%	1.17%	1.68%	2.41%	2.68%
Borrowed funds	2.23%	1.78%	2.07%	2.63%	2.89%	2.68%	3.77%	1.85%	2.57%	3.29%
Total interest-bearing liabilities	1.04%	0.93%	1.00%	1.10%	1.15%	1.49%	1.26%	1.27%	1.67%	1.96%

Total interest-bearing deposits	0.66%	0.59%	0.65%	0.71%	0.69%	1.13%	0.80%	1.01%	1.37%	1.58%
Total core deposits	0.36%	0.29%	0.35%	0.41%	0.41%	0.60%	0.48%	0.56%	0.69%	0.77%
Total deposits	0.57%	0.50%	0.56%	0.62%	0.60%	0.99%	0.70%	0.88%	1.21%	1.40%

Tax equivalent net interest rate spread	3.48%	3.52%	3.47%	3.52%	3.42%	3.40%	3.46%	3.47%	3.33%	3.28%
Tax equivalent net interest rate margin	3.64%	3.65%	3.61%	3.68%	3.61%	3.65%	3.69%	3.66%	3.63%	3.61%

(1) Excludes goodwill and other intangible assets. These are non-GAAP financial measures that we believe provide investors with information that is useful in understanding our financial performance and position.
(2) Represents total loans excluding loans acquired from Harleysville or National City Bank.
(3) Represents the carrying value of acquired loans plus the principal not expected to be collected.
(4) Represents principal on acquired loans not expected to be collected.
(5) All such loans represent acquired loans that were originally recorded at fair value upon acquisition. These loans are considered to be accruing as we primarily recognize interest income through the accretion of the difference between the carrying value of these loans and their expected cash flows.
(6) The Texas ratio is computed by dividing the sum of nonperforming assets and loans 90 days past due still accruing by the sum of tangible equity and the allowance for credit losses. This is a non-GAAP financial measure that we believe provides investors with information that is useful in understanding our financial performance and position.
(7) Tier 1 common capital is computed by subtracting the sum of preferred stock and the subordinated debentures associated with trust preferred securities from Tier I capital, divided by risk weighted assets. Tier 1 common capital, as calculated for purposes of this financial data and the earnings release, does not reflect the adjustments provided for in Basel III. This is a non-GAAP financial measure that we believe provides investors with information that is useful in understanding our financial performance and position.
(8) Tangible capital ratio presented for periods ended prior to First Niagara Bank's conversion to a national bank regulated by the OCC. Leverage ratio disclosed for periods ended subsequent to such conversion.
(9) Includes nonaccrual loans.
(10) Excludes unallocated ESOP shares and unvested restricted stock shares.
(11) Includes operating results for the banking activities segment as defined in the Company's quarterly and annual reports.
CONTACT:  Officer Contacts
          John R. Koelmel, President and Chief Executive Officer
          Michael W. Harrington, Chief Financial Officer
          Anthony M. Alessi, Investor Relations Manager
          (716) 625-7692
          tony.alessi@fnfg.com
          Leslie G. Garrity, Public Relations and
          Corporate Communications Manager
          (716) 819-5921
          leslie.garrity@fnfg.com